Exhibit 10.2

AMENDMENT NO. 4

AMENDMENT NO. 4 (this “Amendment”) dated as of March 4, 2011 to the Credit Agreement referred to below, between Teleflex Incorporated (the “Borrower”), each of the Guarantors identified under the caption “GUARANTORS” on the signature pages hereto, each of the Lenders party hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”), the Guarantors party thereto, JPMCB, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), the Administrative Agent and Bank of America, N.A., as syndication agent, are parties to a Credit Agreement dated as of October 1, 2007 (as amended and in effect immediately prior to giving effect to this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower, the Guarantors and the Lenders wish to amend the Credit Agreement in certain respects;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined are used herein as defined in the Credit Agreement.

Section 2. Amendments. Effective as provided (and subject to the satisfaction of the conditions precedent in ) Section 4 hereof, the Credit Agreement shall be amended as follows:

2.01. General References. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Defined Terms. Section 1.01 of the Credit Agreement shall be amended by amending the following definitions (to the extent already included in said Section 1.01) and inserting the following definitions in the appropriate alphabetical location (to the extent not already included in said Section 1.01):

“Amendment No. 4” means that certain Amendment No. 4 dated as of March 4, 2011 to this Agreement, between the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means the date on which the conditions specified in Section 4 of Amendment No. 4 are satisfied (or waived by the Required Lenders).

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents, the Security Documents, each promissory note of the Borrower issued hereunder, each agreement entered into pursuant to Section 2.20 and each joinder or similar agreement of a Subsidiary entered into pursuant to Section 5.09.

2.03. Incremental Commitments and Loans. Section 2.20 of the Credit Agreement shall be amended as follows: (a) clause (i) of the second proviso of the first sentence thereof shall be amended by inserting at the end thereof, immediately prior to the semi-colon, the following: “(it being understood that such amount shall not be reduced by the amount of the Incremental Term Loans contemplated by Section 4(b) of Amendment No. 4)”; and (b) clause (ii) of the second proviso of the first sentence thereof shall be amended and restated in its entirety to read as follows: “(ii) the minimum amount of any Incremental Revolving Credit Commitment or Incremental Term Loan Commitment shall be $2,000,000 or a larger multiple of $500,000;”.

2.04. Investments and Acquisitions. Section 6.05 of the Credit Agreement shall be amended as follows:

(a) The word “and” at the end of clause (h) thereof shall be deleted and existing clause (i) thereof shall be re-lettered as clause “(l)” (and any references in the Credit Agreement to Section 6.05(i) shall be deemed amended to refer to Section 6.05(l) of the Credit Agreement); and

(b) The following new clauses (i), (j) and (k) shall be inserted, immediately after clause (h) thereof, to read as follows:

“(i) any bonds, promissory notes or other securities (which may be either debt or equity securities) or other deferred purchase price to be received by the Borrower or any of its Subsidiaries as consideration in connection with any Disposition of property permitted under Section 6.04 to any other Person, provided that, at time of each such Disposition, the Consolidated Leverage Ratio (calculated as of the most recently ended fiscal quarter of the Borrower and giving pro forma effect to such Disposition as it had occurred on the first day of the period of four consecutive fiscal quarters then ended) is less than or equal to 3.75 to 1.00);

(j) any bonds, promissory notes or other securities (which may be either debt or equity securities) received by the Borrower or any of its Subsidiaries issued as payment or settlement for accounts receivables owing from an entity that is subject to a proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law;

(k) any bonds, promissory notes or other securities (which may be either debt or equity securities) received by the Borrower or any of its Subsidiaries issued by non-U.S. Governmental Authorities in payment of accounts receivables related to products sold by the Borrower or any of its Subsidiaries in the ordinary course of business, provided that the aggregate amount of Investments made under this clause (k) shall not exceed $50,000,000 (or the equivalent thereof in foreign currencies) at any time; and”.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment No. 4 Effective Date, (a) the representations and warranties of the Borrower set forth in the Credit Agreement as amended hereby, and of each Loan Party in each of the other Loan Documents to which it is a party, are true and correct in all material respects on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (b) no Default shall have occurred and be continuing under the Credit Agreement as amended hereby.

Section 4. Conditions to Effectiveness of Amendment. The amendments to the Credit Agreement set forth in Section 2 hereof shall not become effective until the date (which shall be no later than March 15, 2011) on which the Administrative Agent shall have received each of the following, each of which shall be reasonably satisfactory in form and substance to the Administrative Agent (or such condition shall have been waived by the Required Lenders):

(a) Executed Counterparts. Counterparts of (i) this Amendment signed on behalf of the Borrower, each other Loan Party and the Administrative Agent and (ii) one or more Lender Addendum, substantially in the form of Exhibit A hereto (a “Lender Addendum”), signed on behalf of the Required Lenders pursuant to which such Lenders have consented to this Amendment (provided that each Lender which executes and delivers a Lender Addendum for this purpose shall be deemed to have executed and delivered a counterpart of this Amendment); and

(b) Series A Incremental Term Loan Agreement. Evidence that (i) the Borrower, each other Loan Party, the Administrative Agent and one or more Lenders or other Persons that shall thereby become Lenders under the Credit Agreement shall have executed and delivered counterparts of the Series A Incremental Term Loan Agreement, substantially in the form of Exhibit B hereto (the “Series A Incremental Term Loan Agreement”) (or, in the case of each such Lender or other Person, such Lender or other Person shall have executed and delivered a Lender Addendum relating thereto), which shall provide for Incremental Term Loan Commitments from such Lenders and other Persons of up to $100,000,000 in the aggregate pursuant to Section 2.20 of the Credit Agreement (provided that the parties hereto hereby agree that each such Lender or other Person (if any) which executes and delivers such Lender Addendum shall be deemed to have executed and delivered a counterpart of the Series A Incremental Term Loan Agreement and, in the case of each such Person that is not currently a Lender, such Person shall become a Lender party to the Credit Agreement as of the Amendment No. 4 Effective Date); (ii) the Series A Incremental Term Loan Agreement shall have become effective and the conditions to the making of the Incremental Term Loans thereunder to the Borrower shall have been satisfied; and (iii) concurrently with the effectiveness of this Amendment, such Incremental Term Loans shall have been made; and (iv) the Borrower shall have paid to the Administrative Agent all fees and expenses separately agreed to be paid or reimbursed by the Borrower in connection with the Series A Incremental Term Loan Agreement and this Amendment.

Section 5. Confirmation of Loan Documents. As of the Amendment No. 4 Effective Date, the Borrower hereby confirms and ratifies all of its obligations under the Loan Documents (in each case, as amended hereby as of such date) to which it is a party. Except as otherwise provided in Section 6 hereof, by its execution on the respective signature lines provided below, as of the Amendment No. 4 Effective Date, each of the Guarantors hereby confirms and ratifies all of its obligations (including, without limitation, the obligations as guarantor under Article X of the Credit Agreement, as amended hereby as of such date) and the Liens granted by it under the Loan Documents (in each case, as amended hereby as of such date) to which it is a party, represents and warrants that the representations and warranties set forth in such Loan Documents are complete and correct in all material respects on the date hereof as if made on and as of such date and confirms that all references in such Loan Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby as of such date without impairing any such obligations or Liens in any respect.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. The Borrower shall pay all reasonable expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, in connection with the preparation, negotiation, execution and delivery of, and satisfaction of the conditions under, this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered as of the day and year first above written.

TELEFLEX INCORPORATED

By: /s/ C. Jeffrey Jacobs
Name: C. Jeffrey Jacobs
Title: Treasurer

GUARANTORS

ARROW INTERNATIONAL INC.

ARROW INTERNATIONAL INVESTMENT CORP.
ARROW INTERVENTIONAL, INC.
SPECIALIZED MEDICAL DEVICES, LLC
TECHNOLOGY HOLDING COMPANY
TELEFLEX MEDICAL INCORPORATED
TFX EQUITIES INCORPORATED
TFX INTERNATIONAL CORPORATION
TFX NORTH AMERICA INC.
THE STEPIC MEDICAL DISTRIBUTION CORPORATION

By: /s/ C. Jeffrey Jacobs
Name: C. Jeffry Jacobs
Title: (1) Vice President and Treasurer (other than for Technology Holding Company, TFX Equities
Incorporated, TFX International Corporation and TFX North America Inc.)
(2) President and Treasurer (in the case of TFX North America Inc.)
(3) Vice President (in the case of TFX Equities Incorporated)
(4) President (in the case of Technology Holding Company and TFX International Corporation)

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By: /s/ Deborah R. Winkler
Name: Deborah R. Winkler
Title: Vice President